EXHIBIT 23
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                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders
EMC Insurance Group Inc.:

     We consent to incorporation by reference in Registration Statement Nos. 2-93738, 33-49335, 33-49337, 33-49339 and 333-45279 on Forms S-8 and No.
33-34499 on Form S-3 of EMC Insurance Group Inc. of our reports dated February 27, 2001, relating to the consolidated balance sheets of EMC Insurance Group Inc. and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows and related financial statement schedules for each of the years in the three-year period ended December 31, 2000, which reports appear in the December 31, 2000 annual report on Form 10-K of EMC Insurance Group Inc.



                                       /s/ KPMG  LLP

                                       Des Moines, Iowa
                                       March 23, 2001
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